EXHIBIT 1

Contact:
Icahn Capital LP
Susan Gordon
(212) 702-4309

CARL ICAHN RELEASES OPEN LETTER TO
SANDRIDGE ENERGY STOCKHOLDERS

"AS IDLE AS A PAINTED SHIP
UPON A PAINTED OCEAN"

New York, New York, June 14, 2018 – Today Carl Icahn released the following open letter to stockholders of SandRidge Energy, Inc. (NYSE: SD):

Fellow Stockholders:

Over the last few weeks we have spoken with dozens of beleaguered SandRidge stockholders, many of whom suffered through the bankruptcy as creditors and now bemoan the seemingly endless sideways trajectory of the stock. Almost every one of you has asked us for our opinion on what has been causing the relentless downward pressure on the shares. We of course have theories of our own but felt it would be instructive to hear the opinions of other stockholders. The answers were varied, but they all centered around two words – trust and fear. Because of the litany of missteps and blatant transgressions against their rights, stockholders do not trust that the current directors are willing or able to do the things necessary to fix SandRidge, and they fear that:

•
The board will bungle the strategic review "process" (if there indeed even is one to speak of) or, worse, actively work to prevent any transactions (such as one with Midstates Petroleum) that will not perpetuate their own existence;

•
The board will saddle the company with another value-destructive deal like Bonanza Creek resulting in another termination fee and another windfall for the company's advisors, but nothing for stockholders;

•
The board will adopt another egregious entrenchment device such as the amazingly atypical and insulting poison pill they adopted in connection with the Bonanza deal that prevented shareholders from even communicating with each other in order to consolidate their own power and render themselves free from accountability; and/or

•	The board will continue unabated in the grand SandRidge tradition of overpaying the company's top executives for failure and engaging in wasteful G&A spending.

We obviously cannot predict the level at which SandRidge's stock will trade at any moment, but we are confident that once the company is liberated from the albatross that is this board the storm clouds will begin to recede, and the future will appear much brighter. We cannot promise that our slate of directors will cause SandRidge's stock price to improve overnight, but we can pledge that they will work tirelessly to seek to increase shareholder value and will commit to:

•	Run — in a fair and timely manner — their own formal process to evaluate strategic alternatives, which will include a commitment to submit the highest and best offer to a vote of stockholders;

•	Give all qualified potential acquirers a fair opportunity to participate in the process;

•	Put an end to the practice of overpaying advisors for maneuvering the company into value-destructive transactions;

•	Establish a committee to approve all major hedging activities and capital expenditures;

•	Redeem the poison pill if it is not voted down by stockholders at the annual meeting and commit not to adopt another one without a stockholder vote; and

•	Conduct a top to bottom review and revision of the company's executive compensation scheme and G&A spending program.

While we cannot make promises about future performance, as we have demonstrated in our prior communications the contrast between our record and that of this board is as stark as it gets. In fact, we have helped create billions of dollars of value for shareholders across a large number of companies, including many in the energy sector, while this board has done nothing but cause disillusion and oversee the destruction of value.

THE CHOICE IS YOURS

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The owners of SandRidge must act NOW to take back control of their company. The choice is yours. You can vote for the incumbent directors on management's slate, who we believe have already proved they are acting in the grand tradition of the previous managements and boards of SandRidge – that is, disregarding the interests of stockholders at every turn – or you can VOTE FOR CHANGE by electing our slate of highly-qualified nominees.

Do you wish to allow the current board to run your investment in SandRidge? We certainly do not. After our experience with these directors and judging how they have disregarded the interests of stockholders, we do not trust them and want absolutely nothing to do with them. The company's representatives have reached out to us on numerous occasions offering us minority representation on the board, but we have advised them in no uncertain terms that the only satisfactory resolution of our differences will be the replacement of the entire board.

We therefore urge you to rip up the company's white card and vote our GOLD card –

•	FOR ALL 7 OF OUR HIGHLY-QUALIFIED NOMINEES AS DIRECTORS RATHER THAN THE FAILED INCUMBENT BOARD

•	AGAINST THE BOARD'S PROPOSAL TO ENTRENCH THEMSELVES BY RATIFYING AND EXTENDING THE MASSIVELY DILUTIVE POISON PILL

•	AGAINST THE BOARD'S PROPOSAL TO APPROVE THE COMPANY'S EGREGIOUS EXECUTIVE COMPENSATION

We appreciate the support that has been expressed to date for the election of our nominees and urge all stockholders to vote for the election of our seven nominees for election to the board of directors of SandRidge Energy, Inc.

 Sincerely yours,

Carl Icahn

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If you have any questions, please contact:

Harkins Kovler, LLC
Banks and Brokers Call: +1 (212) 468-5380
All Others Call Toll-Free: +1 (844) 218-8384
Email: sd@harkinskovler.com

Additional Information and Where to Find it;
Participants in the Solicitation

 CARL C. ICAHN AND THE OTHER PARTICIPANTS IN SUCH PROXY SOLICITATION (TOGETHER, THE "PARTICIPANTS") FILED A DEFINTIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SANDRIDGE ENERGY, INC (THE "ANNUAL MEETING"). SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS IN CONNECTION WITH THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THESE MATERIALS AND OTHER MATERIALS FILED BY THE PARTICIPANTS WITH THE SEC ARE AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT. EXCEPT AS OTHERWISE DISCLOSED IN THE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN SANDRIDGE ENERGY, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF SANDRIDGE ENERGY, INC.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SANDRIDGE SECURITIES AND CERTAIN ACTIONS THAT SANDRIDGE'S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SANDRIDGE'S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

THIS LETTER ALSO REFERENCES THE SIZE OF OUR RESPECTIVE CURRENT HOLDINGS OF SANDRIDGE SECURITIES RELATIVE TO OTHER HOLDERS OF SUCH SECURITIES. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SANDRIDGE WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in SandRidge's public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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